EXHIBIT 99.1

                     E.DIGITAL CORPORATION EXPECTS BUSINESS
                     GROWTH IN FINAL QUARTERS OF FISCAL 2005


PROPRIETARY VIDEO/AUDIO TECHNOLOGY PLATFORM FUELING BUSINESS EXPANSION

(SAN DIEGO, CA, DECEMBER 22, 2004) - E.DIGITAL CORPORATION (OTC: EDIG), a leading innovator of proprietary digital technology platforms, today announced it expects revenues and advance payments, on purchase orders for products scheduled to ship next quarter, of over $2.2 million for the quarter ending December 31, 2004 with further business growth expected in the fourth quarter ending March 31, 2005.

"Our business and revenue growth is expected to be fueled primarily by customer-branded devices based on our proprietary video/audio technology platform," commented Atul Anandpura, president and chief executive officer of e.Digital. "In particular, through APS/Wencor's digEplayer(TM), the in-flight entertainment (IFE) industry is gaining an increasing appreciation for the outstanding picture and audio quality of our platform along with its long battery life and ease of use."

Earlier this month, the chief executive officer of Europe's No. 1 low fares airline, Ryanair, revealed it had experienced ten times the demand it expected for its trial of the digEplayer, identifying it as a potentially lucrative source of revenue for Ryanair and other low-fare carriers
(www.shephard.co.uk/inflight).

Anandpura continued, "Beyond the IFE industry, our video/audio technology platform has brought us new business opportunities from industries and companies where our platform's features enable their product plans."

"By continuing to expand the capabilities of our patented MicroOS(TM), e.Digital is at the forefront of innovatinG and integrating the latest technology into business and entertainment devices. While we are proud of our early pioneering efforts, the majority of our business growth is expected to come through successful partnering with companies who share our vision of enabling large business and consumer markets with user-friendly devices that are either pre-loaded with, or can easily and quickly access, secure content through new high-speed downloading protocols, with our patent-pending hardware encryption protecting the content."

Concluded Anandpura, "This past year, we positioned our engineering resources, technology platforms and business opportunities for revenue and margin growth. In 2005, we expect increasing orders from customers in the travel and leisure industry. We also expect to announce new customers for next-generation versions of our video/audio technology platform from both inside and outside of the travel and leisure industry. At the upcoming Consumer Electronics Show (January 6 - 9, 2005), the next generation of our video/audio technology platform is scheduled to be unveiled in private meetings by e.Digital and by a large unannounced Asian customer. Both companies are scheduled to hold meetings with certain current and prospective customers. We expect significant business from this latest version of our platform will be announced within the next two quarters. Because of this and other new business developments, we are hiring additional engineering resources to meet increasing business demand. We look forward to releasing further business updates with revenue guidance, and announcing new business developments next quarter and throughout the coming year."

ABOUT E.DIGITAL CORPORATION: e.Digital Corporation partners with leading, innovative companies, designing and providing manufacturing services for their branded digital video, digital audio and wireless products based on the Company's proprietary MicroOS(TM)-enabled technology platforms. e.Digital specializes in the delivery and management of open and secure digital content through it's Personal Video, Personal Audio, Automotive, and Wireless technology platforms. e.Digital's services include the licensing of the Company's MicroOS(TM), custom software and hardware development, industrial design, and manufacturing services through the Company's manufacturing partners. For more information about e.Digital and its technology platforms, please visit the company website at www.edigital.com.


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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM OF 1995:
All statements made in this document, other than statements of historical fact, are forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the businesses of the Company and the industries and markets in which the company operates. Those statements are not guarantees of future performance and involve risks, uncertainties and assumptions that will be difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by those forward-looking statements. More information about potential factors that could affect the Company can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by e.Digital Corporation with the Securities and Exchange Commission ("SEC"). e.Digital Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated by it.

CONTACT:
E.DIGITAL CORPORATION: Robert Putnam, (858) 679-1504, rputnam@edigital.com